Terms of New or Amended Securities.

Fidelity Advisor Series I issued a new class of shares. Class T of Fidelity Advisor Equity Growth Fund became SEC effective on April 4, 2017.

Fidelity Advisor Series I issued a new class of shares. Class T of Fidelity Advisor Equity Value Fund became SEC effective on April 4, 2017.

Fidelity Advisor Series I issued a new class of shares. Class T of Fidelity Advisor Large Cap Fund became SEC effective on April 4, 2017.

Fidelity Advisor Series I issued a new class of shares. Class T of Fidelity Advisor Small Cap Fund became SEC effective on April 4, 2017.

Fidelity Advisor Series I issued a new class of shares. Class Z of Fidelity Advisor Equity Value Fund became SEC effective on January 30, 2017.

Fidelity Advisor Series I issued a new class of shares. Class Z of Fidelity Advisor Growth & Income Fund became SEC effective on January 30, 2017.

Fidelity Advisor Series I issued a new class of shares. Class Z of Fidelity Advisor Large Cap Fund became SEC effective on January 30, 2017.

Fidelity Advisor Series I issued a new class of shares. Class Z of Fidelity Advisor Stock Selector Mid Cap Fund became SEC effective on January 30, 2017.